UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2014

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective September 5, 2014, Sterling Construction Company, Inc. (the "Company") entered into a Sixth Amendment (the "Sixth Amendment") to that certain Credit Agreement dated as of October 31, 2007, by and among the Company, Comerica Bank, as administrative agent and certain of the lenders (the "Credit Agreement").

The Sixth Amendment accomplished the following:

•
Removed the prohibition against acquisitions and amended the definition of Permitted Acquisition in the Credit Agreement to provide that the Company may, without the bank's consent, but subject to certain restrictions, acquire another entity or its assets for a price of up to $8 million payable in shares of the Company's common stock.

•	Modified the Company’s Tangible Net Worth requirement.

•	Eliminated the covenant which capped losses at $1.0 million per quarter.

•	Changed the monthly Covenant Compliance Reports to quarterly reports.

The foregoing summary description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)  Exhibits

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of September 5, 2014, by and among the Company, Comerica Bank, as administrative agent and certain of the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date: September 5, 2014	By:	/s/ Thomas R. Wright
Thomas R. Wright Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of September 5, 2014, by and among the Company, Comerica Bank, as administrative agent and certain of the lenders.